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Exhibit 10.22

1997 EDITION

AIA DOCUMENT B141-1997

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

TABLE OF ARTICLES

1.1    INITIAL INFORMATION

1.2    RESPONSIBILITIES OF THE PARTIES

1.3    TERMS AND CONDITIONS

1.4    SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

1.5    COMPENSATION

©1997 AIA
AIA DOCUMENT B141-1997
STANDARD FORM AGREEMENT

The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C. 20006-5292

Copyright 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977, 1987, ©1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

WARNING:    Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution.

Standard Form of Agreement Between Owner and Architect with Standard Form of Architect's Services

AGREEMENT made as of the            day of                        in the year
(In words, indicate day, month and year)

BETWEEN the Architect's client identified as the Owner:
 (Name, address and other information)

Wynn Design and Development, LLC
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109

and the Architect:
 (Name, address and other information)

Butler/Ashworth Architects, LLC
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109

For the following Project:
 (Include detailed description of Project)

        All projects (each referred to herein as the "Project") in various locations for the Owner, its parent company, any affiliated companies, as assigned and directed, including, but not limited to, new construction, renovations, remodels, alterations and additions.

        The Owner and Architect agree as follows.

ARTICLE 1.1 INITIAL INFORMATION

        1.1.1    This Agreement is based on the following information and assumptions.
 (Note the disposition for the following items by inserting the requested information or a statement such as "not applicable," "unknown at time of execution" or "to be determined later by mutual agreement.")

  1.1.2    PROJECT PARAMETERS

  1.1.2.1    The objective or use is:
   (Identify or describe, if appropriate, proposed use or goals.)

  To be determined on a project-by-project basis.

  1.1.2.2    The physical parameters are:
   (Identify or describe, if appropriate, size, location, dimensions, or other pertinent information, such as geotechnical reports about the site.)

  To be determined on a project-by-project basis.

  1.1.2.3    The Owner's Program is:
   (Identify documentation or state the manner in which the program will be developed.)

  To be determined on a project-by-project basis.

  1.1.2.4    The legal parameters are:
   (Identify pertinent legal information, including, if appropriate, land surveys and legal descriptions and restrictions of the site.)

  To be determined on a project-by-project basis.

  1.1.2.5    The financial parameters are as follows.

    .1
    Amount of the Owner's overall budget for the Project, including the Architect's compensation, is:

            To be determined by the Owner on a project-by-project basis.

    .2
    Amount of the Owner's budget for the Cost of the Work, excluding the Architect's compensation, is:

            To be determined by the Owner on a project-by-project basis.

  1.1.2.6    The time parameters are:
   (Identify, if appropriate, milestone dates, durations or fast track scheduling.)

  To be determined by the Owner on a project-by-project basis.

  1.1.2.7    The proposed procurement or delivery method for the Project is:
   (Identify method such as competitive bid, negotiated contract, or construction management.)

  To be determined by the Owner on a project-by-project basis.

  1.1.2.8    Other parameters are:
   (Identify special characteristics or needs of the Project such as energy, environmental or historic preservation requirements.)

  As may be determined by the Owner on a project-by-project basis.

  1.1.3    PROJECT TEAM

  1.1.3.1    The Owner's Designated Representative is:
   (List name, address and other information.)

  Kenneth R. Wynn, President
  3145 Las Vegas Boulevard South
  Las Vegas, Nevada 89109
  (702) 733-4814

  1.1.3.2    The persons or entities, in addition to the Owner's Designated Representative, who are required to review the Architect's submittals to the Owner are:
   (List name, address and other information.)

  1.1.3.3    The Owner's other consultants and contractors are:
   (List discipline and, if known, identify them by name and address.)

  To be determined on a project-by-project basis.

  1.1.3.4    The Architect's Designated Representative is:
   (List name, address and other information.)

  DeRuyter O. Butler
  3145 Las Vegas Boulevard South
  Las Vegas, Nevada 89109
  (702) 733-4804

  1.1.3.5    The consultants retained at the Architect's expense are:
   (List discipline and, if known, identify them by name and address.)

  None.

  1.1.4    Other important initial information is:

  Not applicable.

  1.1.5    When the services under this Agreement include contract administration services, the General Conditions of the Contract for Construction shall be the edition of AIA Document A201 current as of the date of this Agreement, or as may otherwise be agreed by the parties.

  1.1.6    The information contained in this Article 1.1 may be reasonably relied upon by the Owner and Architect in determining the Architect's compensation. Both parties, however, recognize that such information may change and, in that event, the Owner and the Architect shall negotiate appropriate adjustments in schedule, compensation and Change in Services in accordance with Paragraph 1.3.3.

ARTICLE 1.2 RESPONSIBILITIES OF THE PARTIES

  1.2.1    The Owner and the Architect shall cooperate with one another to fulfill their respective obligations under this Agreement. Both parties shall endeavor to maintain good working relationships among all members of the Project team.

  1.2.2    OWNER

  1.2.2.1    Unless otherwise provided under this Agreement, the Owner shall provide full information in a timely manner regarding requirements for and limitations on the Project. The Owner shall furnish to the Architect, within 15 days after receipt of a written request, information necessary and relevant for the Architect to evaluate, give notice of or enforce lien rights.

  1.2.2.2    The Owner shall periodically update the budget for the Project, including that portion allocated for the Cost of the Work.

  1.2.2.3    The Owner's Designated Representative identified in Paragraph 1.1.3 shall be authorized to act on the Owner's behalf with respect to the Project. The Owner or the Owner's Designated Representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

  1.2.2.4    The Owner shall furnish the services of consultants other than those designated in Paragraph 1.1.3 or authorize the Architect to furnish them as a Change in Services when such services are requested by the Architect and are reasonably required by the scope of the Project.

  1.2.2.5    Unless otherwise provided in this Agreement, the Owner shall furnish tests, inspections and reports required by law or the Contract Documents, such as structural, mechanical, and chemical tests, tests for air and water pollution, and tests for hazardous materials.

  1.2.2.6    The Owner shall furnish all legal, insurance and accounting services, including auditing services, that may be reasonably necessary at any time for the Project to meet the Owner's needs and interests.

  1.2.2.7    The Owner shall provide prompt written notice to the Architect if the Owner becomes aware of any fault or defect in the Project, including any errors, omissions or inconsistencies in the Architect's Instruments of Service.

  1.2.3    ARCHITECT

  1.2.3.1    The services performed by the Architect, Architect's employees and Architect's consultants shall be as enumerated in Article 1.4.

  1.2.3.2    The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Project. The Architect shall submit for the Owner's approval a schedule for the performance of the Architect's services which initially shall be consistent with the time periods established in Subparagraph 1.1.2.6 and which shall be adjusted, if necessary, as the Project proceeds. This schedule shall include allowances for periods of time required for the Owner's review, for the performance of the Owner's consultants, and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

  1.2.3.3    The Architect's Designated Representative identified in Paragraph 1.1.3 shall be authorized to act on the Architect's behalf with respect to the Project.

  1.2.3.4    The Architect shall maintain the confidentiality of information specifically designated as confidential by the Owner, unless withholding such information would violate the law, create the risk of significant harm to the public or prevent the Architect from establishing a claim or defense in an adjudicatory proceeding. The Architect shall require of the Architect's consultants similar agreements to maintain the confidentiality of information specifically designated as confidential by the Owner.

  1.2.3.5    Except with the Owner's knowledge and consent, the Architect shall not engage in any activity, or accept any employment, interest or contribution that would reasonably appear to compromise the Architect's professional judgment with respect to this Project.

  1.2.3.6    The Architect shall review laws, codes, and regulations applicable to the Architect's services. The Architect shall respond in the design of the Project to requirements imposed by governmental authorities having jurisdiction over the Project.

  1.2.3.7    The Architect shall be entitled to rely on the accuracy and completeness of services and information furnished by the Owner. The Architect shall provide prompt written notice to the Owner if the Architect becomes aware of any errors, omissions or inconsistencies in such services or information.

ARTICLE 1.3 TERMS AND CONDITIONS

  1.3.1    COST OF THE WORK

  1.3.1.1    The Cost of thc Work shall be the total cost or, to the extent the Project is not completed, the estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

  1.3.1.2    The Cost of the Work shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, including the costs of management or supervision of construction or installation provided by a separate construction manager or contractor, plus a reasonable allowance for their overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work.

  1.3.1.3    The Cost of the Work does not include the compensation of the Architect and the Architect's consultants, the costs of the land, rights-of-way and financing or other costs that are the responsibility of the Owner.

  1.3.2    INSTRUMENTS OF SERVICE

  1.3.2.1    Drawings, specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service for use solely with respect to a given project and shall remain the property of the Architect.

  1.3.2.2    The Architect grants to the Owner an exclusive license to reproduce the Architect's Instruments of Service for purposes of constructing, using and maintaining the Projects. The Architect shall obtain similar exclusive licenses from the Architect's consultants consistent with this Agreement. Owner may utilize the Instruments of Service for completion of this Project by others, without consent of Architect. In the event of Architect's termination, such consent shall not be unreasonably withheld. In no event shall Architect be entitled to additional compensation and/or fees for use of Instruments of Service prepared by Architect while employed by Owner.

  1.3.2.3    Except for the licenses granted in Subparagraph 1.3.2.2, no other license or right shall be deemed granted or implied under this Agreement. The Owner shall be permitted to authorize the Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers to reproduce applicable portions of the Instruments of Service appropriate to and for use in their execution of the Work by license granted in Subparagraph 1.3.2.2. Submission or distribution of Instruments of Service to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the reserved rights of the Architect and the Architect's consultants. Any unauthorized use of the Instruments of Service shall be at the Owner's sole risk and without liability to the Architect and the Architect's consultants.

  1.3.2.4

  1.3.3    CHANGE IN SERVICES

  1.3.3.1    Change in Services of the Architect, including services required of the Architect's consultants, may be accomplished after execution of this Agreement, without invalidating the Agreement, if requested by Owner or Architect.

  1.3.3.2    If any of the following circumstances affect the Architect's services for the Project, the Architect shall be entitled to an appropriate adjustment in the Architect's schedule:

    .1
    change in the instruments or approvals given by the Owner that necessitate revisions in Instruments of Service;

    .2
    enactment or revision of codes, laws or regulations or official interpretations which necessitate changes to previously prepared Instruments of Service;

    .3
    decisions of the Owner not rendered in a timely manner;

    .4
    significant change in the Project including, but not limited to, size, quality, complexity, the Owner's schedule or budget, or procurement method;

    .5
    failure of performance on the part of the Owner or the Owner's consultants or contractors;

    .6
    preparation for and attendance at a public hearing, a dispute resolution proceeding or a legal proceeding except where the Architect is party thereto;

    .7
    change in the information contained in Article 1.1.

  1.3.4    MEDIATION

  1.3.4.1    Any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to and decided at law or equity within the Courts of Clark County subject to Nevada law.

  1.3.4.2

  1.3.4.3

  1.3.5    ARBITRATION

  1.3.5.1

  1.3.5.2

  1.3.5.3

  1.3.5.4

  1.3.5.5

  1.3.6    CLAIMS FOR CONSEQUENTIAL DAMAGES
  The Architect and the Owner waive consequential damages for claims, disputes or other matters in question arising out of or relating to this Agreement. This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Paragraph 1.3.8.

  1.3.7    MISCELLANEOUS PROVISIONS

  1.3.7.1    This Agreement shall be governed by the law of the principal place of business of the Owner, unless otherwise provided in Paragraph 1.4.2.

  1.3.7.2    Terms in this Agreement shall have the same meaning as those in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement.

  1.3.7.3    Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion. In no event shall such statutes of limitations commence to run any later than the date when the Architect's services are substantially completed.

  1.3.7.4    To the extent damages are covered by property insurance during construction, the Owner and the Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner or the Architect, as appropriate, shall require of the contractors, consultants, agents and employees of any of them similar waivers in favor of the other parties enumerated herein.

  1.3.7.5    Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

  1.3.7.6    Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling removal or disposal of or exposure of persons to hazardous materials or toxic substances in any form at the Project site.

  1.3.7.7    With the Owner's permission, the Architect shall have the right to include photographic or artistic representations of the design of the Project among the Architect's promotional and professional materials. The Architect shall be given reasonable access to the completed Project to make such representations. However, the Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary.

  1.3.7.8    If the Owner requests the Architect to execute certificates, the proposed language of such certificates shall be submitted to the Architect for review at least 14 days prior to the requested dates of execution. The Architect shall not be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of this Agreement.

  1.3.7.9    The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither the Owner nor the Architect shall assign this Agreement without the written consent of the other, except that the Owner may assign this Agreement to an institutional lender providing financing for the Project. In such event, the lender shall assume the Owner's rights and obligations under this Agreement. The Architect shall execute all consents reasonably required to facilitate such assignment. Furthermore, the Owner may assign this Agreement to its parent company and any affiliated companies.

  1.3.8    TERMINATION OR SUSPENSION

  1.3.8.1    If the Owner fails to make payments to the Architect in accordance with this Agreement, such failure shall be considered substantial nonperfomance and cause for termination or, at the Architect's option, cause for suspension of performance of services under this Agreement. If the Architect elects to suspend services, prior to suspension of services, the Architect shall give seven days' written notice to the Owner. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services. Before resuming services, the Architect shall be paid all sums due prior to suspension and any expenses incurred in the interruption and resumption of the Architect's services. The Architect's fees for the remaining services and the time schedules shall be equitably adjusted.

  1.3.8.2    If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. The Architect's fees for the remaining services and the time schedules shall be equitably adjusted.

  1.3.8.3

  1.3.8.4    This Agreement may be terminated by either party upon not less than seven days' written notice with or without cause.

  1.3.8.5

  1.3.8.6    In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due.

  1.3.8.7

  1.3.9    PAYMENTS TO THE ARCHITECT

  1.3.9.1    Payments on account of services rendered and for Reimbursable Expenses incurred shall be made pursuant to Architect's condition of employment.

  1.3.9.2    Reimbursable Expenses are in addition to compensation for the Architect's services and include expenses incurred by the Architect and Architect's employees and consultants directly related to the Project, as identified in the following Clauses:

    .1
    transportation in connection with the Project, authorized out-of-town travel and subsistence, and electronic communications;

    .2
    fees paid for securing approval of authorities having jurisdiction over the Project;

    .3
    reproductions, plots, standard form documents, postage, handling and delivery of Instruments of Service;

    .4
    expense of overtime work requiring higher than regular rates if authorized in advance by the Owner;

    .5
    renderings, models and mock-ups requested by the Owner;

    .6
    expense of professional liability insurance dedicated exclusively to this Project or the expense of additional insurance coverage or limits requested by the Owner in excess of that normally carried by the Architect and the Architect's consultants;

    .7
    reimbursable expenses as designated in Paragraph 1.5.5;

    .8
    other similar direct Project-related expenditures.

  1.3.9.3    Records of Reimbursable Expenses, of expenses pertaining to a Change in Services, and of services performed on the basis of hourly rates or a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

  1.3.9.4    Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, employee retirement plans and similar contributions.

ARTICLE 1.4 SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

  1.4.1    Enumeration of Parts of the Agreement.    This Agreement represents thc entire and integrated agreement between the Owner and the Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect. This Agreement comprises the documents listed below.

  1.4.1.1    Standard Form of Agreement Between Owner and Architect, AIA Document B141-1997.

  1.4.1.2    Standard Form of Architect's Services:    Design and Contract Administration, AIA Document B141-1997, or as follows:
   (List other documents, if any, delineating Architect's scope of services.)

  None.

  1.4.1.3    Other documents as follows:
   (List other documents, if any, forming part of the Agreement.)

  None.

  1.4.2    Special Terms and Conditions.    Special terms and conditions that modify this Agreement are as follows:
  This Agreement shall automatically renew on an annual basis, unless otherwise agreed in writing by the parties.
  The Owner, its parent company and affiliated companies will indemnify and hold harmless the Architect from any and all expenses, liabilities and claims of every kind and nature, including reasonable attorneys' fees arising out of or relating to the performance of this Agreement, except as attributable to the Architect's gross negligence or willful misconduct.

ARTICLE 1.5 COMPENSATION

  1.5.1    For the Architect's services as described under Article 1.4, compensation shall be computed as follows:

  One Dollar ($1.00) and other valuable consideration.

  1.5.2    If the services of the Architect are changed as described in Subparagraph 1.3.3.1, the Architect's compensation shall be adjusted. Such adjustment shall be calculated as described below or, if no method of adjustment is indicated in this Paragraph 1.5.2, in an equitable manner.
   (Insert basis of compensation, including rates and multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required. Identify specific services to which particular methods of compensation apply.)

  One Dollar ($1.00) and other valuable consideration as has been agreed to by and between Architect and Owner.

  1.5.3

  1.5.4

  1.5.5

  1.5.6

  1.5.7    An initial payment of—One—Dollars ($1.00) shall be made upon execution of this Agreement and is the minimum payment under this Agreement. It shall be credited to the Owner's account at final payment. Subsequent payments for services shall be made monthly, and where applicable, shall be in proportion to services performed on the basis set forth in this Agreement.

  1.5.8    (Insert rate of interest agreed upon.)

        (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Architect's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

  1.5.9

        This agreement entered into as of the day and year first written above.

/s/ KENNETH R. WYNN OWNER (Signature)	/s/ DeRUYTER O. BUTLER ARCHITECT (Signature)

Kenneth R. Wynn, President (Printed name and title)	DeRuyter O. Butler, A.I.A., Architect (Printed name and title)

        CAUTION:    You should sign an original AIA document or a licensed reproduction. Originals contain the AIA logo printed in red; licensed reproductions are those produced in accordance with the Instructions to this document.

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Exhibit 10.22
Standard Form of Agreement Between Owner and Architect with Standard Form of Architect's Services